                                                                  EXHIBIT 12


Calculation of Ratio of Earnings to Fixed Charges

                                                          Santiago- Chilean GAAP
                                                         Year ended December 31,                       Six months ended June,
Earnings                                        1997       1998       1999        2000       2001          2001         2002
                                            -------------------------------------------------------   --------------------------
Add:
     Pretax income from continuing
        operations before minority
        interest and income from
        equity investees                       70,441      75,761     48,537     91,609     115,032       64,204       75,154
     Fixed charges                            411,097     461,055    359,881    393,008     328,351      168,200      130,971
     Distributed income of equity
        investees                                 807         457        205        324         175          230          155
                                            -------------------------------------------------------   --------------------------
     Total                                    482,346     537,272    408,622    484,941     443,558      232,634      206,280


Fixed charges

Add:

     Interest expensed and capitalized        409,980     459,905    358,529    391,652     327,033      167,541      130,312
     Estimate of interest within rental
        expense                                 1,117       1,150      1,352      1,356       1,318          659          659
                                            -------------------------------------------------------   --------------------------
     Total                                    411,097     461,055    359,881    393,008     328,351      168,200      130,971

     Interest on deposits                     222,974     308,995    232,093    209,294     158,325       83,133       61,897

Ratio of earnings to fixed charges

     Including interest on deposits              1.17        1.17       1.14       1.23        1.35         1.38        1.58
     Excluding interest on deposits              1.38        1.50       1.38       1.50        1.68         1.76        2.09


                                                  Old Santander - Chilean GAAP
                                                    Year ended December 31,                       Six months ended June 30,
Earnings                                   1997        1998        1999       2000        2001          2001          2002
                                           -----------------------------------------------------  ----------------------------
Add:

      Pretax income from continuing
        operations before MI and
        income from equity investees        42,419      52,133      68,669    96,274      108,979        57,637       67,388
     Fixed charges                         352,465     393,138     319,532   352,948      288,020       149,060      113,554
     Distributed income of equity
        investees                              316         270         134       136          138           138          115
                                           -----------------------------------------------------  ----------------------------
     Total                                 395,201     445,541     388,335   449,358      397,137       206,835      181,057

Fixed charges

Add:

     Interest expensed and capitalized     350,586     391,259     317,653   351,025       286,05       148,075      112,569
     Estimate of interest within rental
        expense                              1,879       1,879       1,879     1,923        1,970           985          985
                                           -----------------------------------------------------  ----------------------------
     Total                                 352,465     393,138     319,532   352,948      288,020       149,060      113,554

     Interest on deposits                  211,631     239,903     182,756   212,223      154,137        81,052       56,339

Ratio of earnings to fixed charges

     Including interest on deposits            1.12        1.13       1.22        1.27        1.38          1.39        1.59
     Excluding interest on deposits            1.30        1.34       1.50        1.69        1.82          1.85        2.18


                                                                   US GAAP
                                                            Year ended December 31,                 Six months ended June,
Earnings                                     1997        1998        1999        2000       2001       2001        2002
                                          -------------------------------------------------------- -----------------------
Add:
     Pretax income from continuing
        operations before minority
        interest and income from
        equity investees                    37,111      28,096     108,571     194,985    224,441    133,035     166,900

     Fixed charges                         348,464     399,923     568,482     767,665    628,393    323,630     246,004
     Distributed income of equity
        investees                              293         250         339         460        313        230         155
                                          -------------------------------------------------------- -----------------------
     Total                                 385,867     428,269     677,392     963,110    853,147    456,895     413,059


Fixed charges
Add:
     Interest expensed and capitalized     347,347     398,773     565,390     764,387    625,105    321,986     244,360
     Estimate of interest within rental
        expense                              1,117       1,150       3,092       3,278      3,288      1,644       1,644
                                          -------------------------------------------------------- -----------------------
     Total                                 348,464     399,923     568,482     767,665    628,393    323,630     246,004


     Interest on deposits                  211,631     239,903     334,480     421,737    311,937    163,839     118,236
Ratio of earnings to fixed charges
     Including interest on deposits           1.11        1.07        1.19        1.25       1.36       1.41        1.68
     Excluding interest on deposits           1.27        1.18        1.47        1.56       1.71       1.83        2.31
